Exhibit 10.88
AMENDMENT NO. 2
TO THE
NACCO MATERIALS HANDLING GROUP, INC.
LONG-TERM INCENTIVE COMPENSATION PLAN
FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2007
(AS AMENDED AND RESTATED AS OF DECEMBER 1, 2007)
     NACCO Materials Handling Group, Inc. (the “Company”), hereby adopts this Amendment No. 2 to the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan For the Period From January 1, 2000 through December 31, 2007 (As Amended and Restated as of December 1, 2007) (the “Plan”), effective January 1, 2010. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
Section 1
     Section 4(l) of the Plan is hereby deleted in its entirety without renumbering the remaining Subsections of Section 4 of the Plan.
Section 2
     Section 4(w) of the Plan is hereby amended in its entirety to read as follows:
     “(w) “ROTCE” shall mean the return on total capital employed of the Company, as determined for a particular Plan Year.”
Section 3
     Section 10(b) of the Plan is hereby amended in its entirety to read as follows:
     “(b) Interest.
     (i) The 2006, 2007 and 2008 Sub-Accounts of the Non-Frozen Participants shall be credited with interest in accordance with the rules described in this Subsection; provided, however, that (1) no interest shall be credited to the Sub-Accounts of the Frozen Participants, (2) no interest shall be credited to the Pre-2006 Sub-Accounts of the Non-Frozen Participants; (3) no interest shall be credited to a Sub-Account after the Maturity Date of the Sub-Account, (4) no interest shall be credited to a Sub-Account following a Participant’s Termination of Employment prior to a Maturity Date (except as described in Section 10(c)(ii) with respect to delayed payments made to Key Employees on account of a Termination of Employment), (5) no interest shall be credited to the Sub-Accounts after the last day of the month preceding the payment date of such Sub-Account and (6) no interest in excess of 14% shall be credited to any Sub-Account.
     (ii) Subject to the limitations described in clause (i), at the end of each calendar month during a calendar year, the applicable Sub-Accounts shall be credited with an amount determined by multiplying the Sub-Account balances during such month by 5%. In addition, as of the end of each calendar year in which ROTCE for such year exceeds 5%, the Sub-Accounts shall also be credited with an additional amount (f any) determined by multiplying the Sub-Account balances during each month of such calendar year by the excess of the ROTCE rate over 5%, compounded monthly. In the event that, prior to an Applicable Maturity Date, a Non-Frozen Participant (1) incurs a Termination of Employment or (2) becomes eligible for a payment from a Sub-Account hereunder, the foregoing interest calculations shall be made as of the last day of the month prior to such date and shall be based on the year-to-date ROTCE rate as of the last day of the prior month (as calculated by the Company).
     (iii) The Committee may change (or suspend) the interest rate credited on Accounts at any time.”
Section 4
     The first sentence of Section 10(c)(ii) of the Plan is hereby amended by replacing the parenthetical phrase “(at the Fixed Income Fund rate)” with “(at the rate of 5%)” therein.

EXECUTED this 10th day of December, 2009.

NACCO MATERIALS HANDLING GROUP, INC.
By:	/s/ Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary

2